UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2006

KELLY SERVICES, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

(Address of principal executive offices)

(Zip Code)

(248) 362-4444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2006, upon the recommendation of the Compensation Committee, the Board of Directors of Kelly Services, Inc. (the “Company”) approved and adopted the Kelly Services, Inc. Executive Severance Plan (the “Plan”). The Plan is intended to protect key executive employees of the Company against a “qualifying termination” (as defined in the Plan) so as to attract and retain such employees and motivate them to enhance the value of the Company. The Plan is administered by the Compensation Committee of the Board of Directors.

The Plan commences on April 4, 2006 and continues for three years. Thereafter, the term is automatically extended for successive three-year periods unless the Company provides notice of an intent to terminate the Plan (or the participation of a specific executive) at least 12 months prior to the end of the initial or successive term.

The Plan applies to two tiers of executives: (i) the Chief Executive Officer and other named executive officers of the Company (the “Tier I Executives”) and (ii) other senior officers as designated by the Compensation Committee (the “Tier II Executives”). Both Tier I and Tier II Executives are entitled to receive severance benefits under the Plan if they are terminated by the Company without “cause” (as defined in the Plan) during the term of the Plan. “Cause” generally includes the executive’s: (i) willful and continued failure to substantially perform his duties with the Company (following a thirty-day cure period); (ii) gross negligence or willful engagement in conduct that is demonstrably and materially injurious to the Company; (iii) conviction of, or plea of guilty or nolo contendere, to any felony or certain other crimes; or (iv) material breach of the Company’s Code of Business Conduct and Ethics. In addition, Tier I Executives (but not Tier II Executives) are entitled to receive severance benefits under the Plan if they voluntarily terminate employment for “good reason” (as defined in the Plan) during the term of the Plan. “Good reason” generally includes: (i) a material reduction in the executive’s authorities, duties, responsibilities or reporting requirements (unless remedied by the Company); (ii) a required change in the executive’s work location of greater than 50 miles; (iii) a reduction in the executive’s salary; or (iv) certain terminations of other benefits.

Following a qualifying termination as described above, an eligible executive is entitled to receive the following severance benefits: (i) a pro rated target bonus for the year of termination; (ii) with respect to Tier II Executives, continued salary for a period of one year; (iii) with respect to Tier I Executives, an amount equal to two times salary and bonus paid over a two year period; (iv) continued welfare benefits for a period of one year (two years with respect to Tier I Executives); and (v) payment of up to $10,000 for professional outplacement services.

Terminated executives are prohibited from soliciting employees of the Company or competing against the Company for a period of 12 months following termination of employment. Terminated executives are also required to sign a release of all claims against the Company prior to receiving severance benefits under the Plan.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Kelly Services, Inc. Executive Severance Plan, which is filed as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Kelly Services, Inc. Executive Severance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: April 7, 2006

/s/ Daniel T. Lis

Daniel T. Lis

Senior Vice President,
General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Kelly Services, Inc. Executive Severance Plan, Dated April 4, 2006